PROXY

                             HEALTH IMAGES, INC.
               SPECIAL MEETING OF STOCKHOLDERS -- MARCH 3, 1997
                     THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS

   The undersigned hereby appoints ROBERT D. CARL, III and ROBIN EUBANKS MURRAY, and either of them, with several powers of substitution, proxies to vote the shares of Common Stock, par value $0.01 per share of Health Images, Inc. ("Health Images") which the undersigned could vote if personally present at the Special Meeting of Stockholders of Health Images to be held at Health Images' executive offices, 5905 Windward Parkway, Alpharetta, Georgia, on March 3, 1997, at 10:00 a.m., local time, and any adjournment thereof:

                  (Continued and to be signed on other side)


   --------------
       Common

   1. Approval and adoption of the Plan and Agreement of Merger, dated December 2, 1996, attached as Annex A to the Prospectus- Proxy Statement that has been transmitted in connection with the Special Meeting, pursuant to which Hammer Acquisition Corporation, a wholly-owned subsidiary of HEALTHSOUTH Corporation ("HEALTHSOUTH"), will merge with and into Health Images, and stockholders of Health Images will receive 0.446 of a share of HEALTHSOUTH Common Stock for each share of Health Images Common Stock surrendered for exchange, all as described in said Prospectus-Proxy Statement.

FOR                               AGAINST                              ABSTAIN
[  ]                                [  ]                                 [  ]

   2. In their discretion to act upon any matters incidental to the foregoing and such other business as may properly come before the Special Meeting or any adjournment thereof.

   This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Item 1. Any stockholder who wishes to withhold the discretionary authority referred to in Item 2 above should mark a line through the entire Item.

                                          Dated: _______________________________
                                          Signature(s) _________________________

                                          (Please  sign  exactly and as fully as
                                          your  name   appears   on  your  stock
                                          certificate.   If   shares   are  held
                                          jointly,   each   stockholder   should
                                          sign.)